Exhibit 99.1

Tallgrass Energy Partners to Participate in Wells Fargo Energy Symposium

OVERLAND PARK, Kan.--(BUSINESS WIRE)--December 9, 2013--Tallgrass Energy Partners, LP (NYSE: TEP) ("Tallgrass") today announced that members of its executive management team will participate in the 2013 Wells Fargo Energy Symposium to be held December 10 – 11, 2013 at the Waldorf Astoria in New York. The slides used in these discussions will be posted on Tallgrass' website on the morning of December 10, 2013. Unitholders and other interested parties are invited to view the materials under the investor relations section at www.tallgrassenergy.com.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented master limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission system and provide processing services for customers in Wyoming through our Casper and Douglas natural gas processing and West Frenchie Draw natural gas treating facilities. We believe we are well positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations:
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com